UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2013

OPTIMER PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

001-33291	33-0830300
(Commission File Number)	(IRS Employer Identification No.)

101 Hudson Street, Suite 3501, Jersey City, NJ 07302
(Address of principal executive offices, including zip code)

(201) 333-8819

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a) Optimer Pharmaceuticals, Inc., a Delaware corporation (“Optimer”), held a special meeting of Optimer stockholders on October 23, 2013 (the “Special Meeting”).  At the Special Meeting, Optimer stockholders adopted the Agreement and Plan of Merger, dated as of July 30, 2013 (the “Merger Agreement”), among Optimer, Cubist Pharmaceuticals, Inc. and PDRS Corporation.  Sufficient votes were received to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were not sufficient votes to adopt the Merger Agreement, but an adjournment was not necessary in light of the adoption of the Merger Agreement.  In addition, Optimer stockholders did not approve, by non-binding, advisory vote, certain compensation arrangements for Optimer’s named executive officers in connection with the merger contemplated by the Merger Agreement.

(b) There were 49,208,415 shares of Optimer common stock issued and outstanding on the record date and entitled to vote at the Special Meeting and 36,952,924 shares were represented in person or by proxy at the Special Meeting, which constituted a quorum to conduct business at the Special Meeting. The items voted upon at the Special Meeting and the final voting results for each proposal were as follows:

1.              To adopt the Agreement and Plan of Merger, dated as of July 30, 2013, as it may be amended from time to time, among Optimer, Cubist Pharmaceuticals, Inc. and PDRS Corporation.

For	Against	Abstain	Broker Non-Votes
36,488,823	313,783	141,386	8,932

2.              To adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Agreement and Plan of Merger.

For	Against	Abstain	Broker Non-Votes
33,924,538	2,889,867	138,519	0

3.              To approve, by non-binding, advisory vote, certain compensation arrangements for Optimer’s named executive officers in connection with the merger contemplated by the Agreement and Plan of Merger.

For	Against	Abstain	Broker Non-Votes
16,989,290	18,999,496	955,206	8,932

(c) Not applicable.

(d) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMER PHARMACEUTICALS, INC.

Date: October 23, 2013	By:	/s/ Stephen W. Webster
Stephen W. Webster
Chief Financial Officer
(Duly Authorized Officer and Principal Financial and Accounting Officer)